Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

       We consent to the incorporation by reference in this Registration Statement and in Post-Effective Amendment No. 1 to Registration Statement No. 333-62222, of Piedmont Natural Company, Inc., on Form S-3, of our report dated December 12, 2002, appearing in the Annual Report on Form 10-K of Piedmont Natural Gas Company, Inc., for the year ended October 31, 2002, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statements.

/s/ DELOITTE & TOUCHE LLP

Charlotte, North Carolina
June 19, 2003